UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-12792

Date of Report: November 12, 2008

APOGEE ROBOTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware	84-0916585
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1077 Ala Napunani Street, Honolulu, HI	96818
(Address of principal executive offices)	(Zip Code)

(808) 429-5954
(Registrant’s telephone number including area code)

222 Babcock Street, Suite 3B, Brookline, MA 02446
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01

Change in Control of Registrant

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 12, 2008 Ligang Shang purchased 630,000 shares of the Registrant’s common stock, representing 63.4% of the outstanding shares.  The purchase price was $580,000, which Mr. Shang will pay in cash from his personal funds.  The shares were purchased from Zhenyu Shang, who was the sole officer and sole director of Apogee Robotics.  Ligang Shang is the uncle of Zhenyu Shang.

On the same date, Zhenyu Shang elected Ligang Shang to serve as a member of the Board of Directors and as the Chief Executive Officer and Chief Financial Officer of Apogee Robotics.  Zhenyu Shang then resigned from his position as a member of the Board of Directors.

Information regarding Ligang Shang follows:

Ligang Shang has been employed since 2007 as President of Advanced Swine Breeding Genetics Inc., a holding company engaged in acquiring companies engaged in the pig industry.  From 2001 to 2006 Mr. Shang was employed as Managing Director of East West Global Tours, a company engaged in the travel and tour business.  From 1998 to 2000 Mr. Shang was employed as Vice President of G&C Development, Inc., a company engaged in providing agricultural training.  In 1982 Ligang Shang was awarded a Bachelor’s Degree with a concentration in Information Science by the Harbin Shipbuilding Engineering University in Harbin, China.  Mr. Shang is 49 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apogee Robotics, Inc.

Dated:  November 18, 2008

By:  /s/ Ligang Shang

       Ligang Shang, Chief Executive Officer